UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2011

ALLEGHANY CORPORATION

Delaware	1-9371	51-0283071
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Times Square Tower, New York, New York 10036

(Address of principal executive offices) (Zip Code)

(212) 752-1356

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On December 21, 2011, Alleghany Corporation (“Alleghany”) issued a press release announcing that it will hold a special meeting of stockholders at the Harvard Club of New York City, 35 West 44th Street, New York, New York on Monday, February 6, 2012 at 10:00 a.m., local time. At the special meeting, stockholders will be asked to consider and vote upon a proposal to approve the issuance of Alleghany common stock in connection with the previously announced merger agreement, dated as of November 20, 2011, providing for the merger of Transatlantic Holdings, Inc. with and into a wholly owned subsidiary of Alleghany. Stockholders of record as of the close of business on January 4, 2012, will be entitled to vote at the special meeting.

The foregoing description is qualified in its entirety by reference to the press release, which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Document Designation

99.1	Press Release, dated December 21, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 21, 2011

ALLEGHANY CORPORATION

By:	/s/ Christopher K. Dalrymple
	Name:	Christopher K. Dalrymple
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, December 21, 2011.